UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026 (December 30, 2025)
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Skyward Specialty Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41591 (Commission File Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600 Houston, Texas		77024-4284
(Address of principal executive offices)		(Zip Code)
(713) 935-4800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously announced, on September 2, 2025, Skyward Specialty Insurance Group, Inc. (the “Company”) entered into two share purchase agreements (the "Apollo Majority SPAs") with institutional and management shareholders, respectively, of Apollo Group Holdings Limited ("Apollo") (the "Majority Sellers"). Pursuant to the Apollo Majority SPAs, in accordance with the terms and subject to the conditions therein, the Company has agreed to acquire all of the issued shares of Apollo held by the Majority Sellers, representing approximately 87% of the issued share capital of Apollo. In addition, closing of the transaction ("Closing") was conditioned upon the Company acquiring 100% of the issued share capital of Apollo (the “Acquisition”) at Closing pursuant to additional short-form share purchase agreements (the "Apollo Minority SPAs" and together with the Apollo Majority SPAs, the "Apollo SPAs") with the remaining minority shareholders of Apollo (the "Minority Sellers" and together with the Majority Sellers, the "Sellers"). The consideration for the entire issued share capital of Apollo (the "Apollo Shares") under the Apollo SPAs is $555.0 million.
On January 1, 2026 (the “Closing Date”), the Company consummated the Acquisition and related transactions pursuant to the Apollo SPAs (the “Closing”).
Item 1.01    Entry into a Material Definitive Agreement.
The information set forth under the Introductory Note of this Current Report on Form 8-K (this “Report”) is incorporated into this Item 1.01 by reference.
On December 30, 2025, the Company entered into a Term Loan Credit Agreement (the “Facility”) by and among the Company, as Borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), Barclays Bank PLC, as Administrative Agent (the “Agent”), and the Agent, Truist Securities, Inc., Citizens Bank, N.A. and Texas Capital Bank as joint lead arrangers, joint book runners and co-syndication agents for the Tranche B Term Facility. The facility includes (a) an unsecured senior delayed draw term loan facility in the aggregate principal amount of $150.0 million (the “Tranche A Term Facility”) and (b) an additional unsecured senior delayed draw term loan facility in the aggregate principal of $150.0 million (the “Tranche B Term Facility” and together with the Tranche A Term Facility, the “Facility”).
The Facility will be used by the Company to pay all or a portion of the Cash Consideration (as defined below) of the Acquisition and related transaction fees and expenses. The Facility may be drawn in a single drawing at signing and amount borrowed that are repaid or prepaid may not be reborrowed. Amounts drawn under the Facility will bear interest at either term SOFR plus a margin, which will range from 150 basis points to 190 basis points, or the base rate plus a margin, which will range from 50 basis points to 90 basis points, each depending on the Company’s debt to capitalization ratio. SOFR will be calculated using a SOFR floor of 0.00% and a credit spread adjustment of 0.10%. The base rate will be the highest of (i) the Agent’s then-current prime lending rate, (ii) the Federal Funds Rate plus 0.50%, (iii) SOFR plus 1.00% and (iv) zero percent (0%). In addition, the Company will also pay a fee ranging from 0.20% to 0.35% on average daily undrawn amounts under the Facility, depending on the Company’s debt to capitalization ratio. The Tranche A Term Facility matures on January 1, 2028 and the Tranche B Term Facility matures on July 2, 2029.
The Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness exceeding $10.0 million and on the Company’s ability to make distributions to its stockholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants, including financial covenants relating to our minimum consolidated net worth, maximum total debt to capitalization, minimum A.M. Best rating and minimum liquidity, as well as customary events of default.
The Facility is unsecured. In connection with the Credit Agreement, on December 30, 2025, the Company and the subsidiary guarantors party thereto, entered into a Guaranty Agreement (the “Guaranty Agreement”), pursuant to which the Company’s obligations under the Facility are guaranteed by the Company and its existing wholly-owned subsidiaries and subsequently acquired or organized subsidiaries, excluding insurance company subsidiaries and subject to certain other exceptions.
The foregoing descriptions of the Facility and the Guaranty Agreement, including the description of the transactions contemplated thereby, do not purport to be complete and is qualified in its entirety by reference to the full text of each agreement. Copies of the Facility and the Guaranty Agreement are attached as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference.
First Amendment to Credit Agreement
On December 30, 2025, the Company entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated November 13, 2025 (the “Existing Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent. The Amendment, among other things, permitted the pre-funding of certain revolving loans in connection with the Acquisition.
The foregoing description of the Amendment, including the description of the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached as Exhibit 10.3 to this Report and is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth under the Introductory Note of this Report is incorporated into this Item 2.01 by reference.
On the Closing Date, the Company completed the Acquisition pursuant to the Apollo SPAs and acquired 100% of the issued and outstanding share capital of Apollo.
Pursuant to the Apollo SPAs, the Company paid approximately $555.0 million in connection with the Acquisition, which included (i) $371.0 million in cash (the “Cash Consideration”) and (ii) the issuance of 3,679,332 shares of the Company’s common stock. The Cash Consideration was funded with the proceeds from the Facility and the Existing Credit Agreement.
The summary description of the terms of the Apollo Majority SPAs, including the description of the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement. Copies of the Apollo Majority SPAs were attached as Exhibit 2.1 and Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on September 8, 2025, and are incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 9.01    Exhibits
(a) Financial Statement of Businesses or Funds Acquired.
To be filed by amendment not later than 71 calendar days after the date this Report is required to be filed.
(b) Pro Forma Financial Information
To be filed by amendment not later than 71 calendar days after the date this Report is required to be filed.
(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1
Agreement for the Sale and Purchase of Shares in Apollo Group Holdings Limited - Institutional Sellers dated September 2, 2025 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on September 8, 2025).

2.2
Agreement for the Sale and Purchase of Shares in Apollo Group Holdings Limited - Management Sellers dated September 2, 2025 (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Commission on September 8, 2025).

10.1
Term Loan Credit Agreement, dated December 30, 2025, by and among Skyward Specialty Insurance Group, Inc., the lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent (the “Agent”), and the Agent, Truist Securities, Inc., Citizens Bank, N.A. and Texas Capital Bank as joint lead arrangers and joint book runners.

10.2
Guaranty Agreement, dated December 30, 2025, by and among Skyward Specialty Insurance Group, Inc., Skyward Service Company, Skyward Underwriters Agency, Inc., the loan parties identified on the signature pages thereto and Barclays Bank PLC.

10.3
First Amendment, dated December 30, 2025, by and among Skyward Specialty Insurance Group, Inc., Skyward Service Company, Skyward Underwriters Agency, Inc., the loan parties identified on the signature pages thereto and Barclays Bank PLC.

99.1	Press Release dated January 2, 2026
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date:	January 6, 2026	/s/ Mark Haushill
Mark Haushill
Chief Financial Officer